Exhibit 23.9

CONSENT OF CHRISTOPHER J. HAMEL

I consent to the use of my name, or any quotation from, or summarization of:

(i)

the technical report summary entitled “2022 Technical Report on the Shea Creek Project, Saskatchewan”, effective date October 31, 2022, prepared by me, which was filed as an Exhibit to Uranium Energy Corp.’s (the “Company”) Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on January 11, 2023; and

(ii)

the technical report summary entitled “2022 Technical Report on the Horseshoe-Raven Project, Saskatchewan”, effective date October 31, 2022, prepared by me, which was filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2023.

I consent to the incorporation by reference of the foregoing in the Company’s Registration Statement on Form S-8 dated July 19, 2023, and any amendments or supplements thereto.

/s/ Christopher J. Hamel
Christopher J. Hamel, P.Geo., APEGS Registered Member

Date: July 19, 2023